CODE OF ETHICS
                                       OF
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
A.       PREAMBLE

         This Code of Ethics (the "Code") is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement by Pacific Financial Research (the "Firm") of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes record-keeping requirements on the Firm with respect to personal securities transactions of advisory representatives (defined below). The Rule requires Clipper Fund, Inc. (the "Clipper Fund") to adopt a code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in certain conduct.

         The Rule and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of the Firm, in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm or any officer or Board member of the Clipper Fund:

         1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or any prospective client;

         2. To make to a Portfolio, a Fund, any client or any prospective client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

         3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or any prospective client; or

         4. To engage in any manipulative practice with respect to a Portfolio, a Fund, any client or any prospective client.

         This Code contains provisions which the Firm and the Clipper Fund believe are reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures which the Firm and the Clipper Fund believe are reasonably necessary to prevent violations of the Code.

         The Boards of Directors of the Firm and the Clipper Fund have adopted this Code. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of the interests of the Firm's clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer to report violations of this Code to the Firm's Board of Directors and to the Board of Directors of any Fund advised or sub-advised by the Firm.

B.       POLICY STATEMENT ON INSIDER TRADING

         The Firm and the Clipper Fund forbid any officer, director or employee of the Firm from trading, either personally or on behalf of others, including accounts managed by the Firm, based on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's and the

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Fund's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm or the Fund. Any questions regarding the Firm's or the Fund's policy and procedures should be referred to the Compliance Officer.

         1.       DEFINITION OF INSIDER TRADING

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (a) trading by an insider, while in possession of material nonpublic information, and

         (b) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, and

         (c) communicating material nonpublic information to others.

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters a special confidential relationship in the conduct of a company's affairs and consequently is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information which there is a substantial likelihood that a reasonable investor would consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation, would be considered public.

         2.       PROCEDURES REGARDING INSIDE INFORMATION

         Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

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         (b) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

         (a) Report the matter immediately to the Compliance Officer.

         (b) Do not purchase or sell the securities on behalf of yourself or others.

         (c) Do not communicate the information inside or outside the Firm, other than to the Compliance Officer.

         (d) After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, and access to computer files containing material nonpublic information should be restricted.

         3.       ROLE OF COMPLIANCE OFFICER

         The role of the Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's supervisory procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

         (a)      To prevent insider trading, the Firm will:

                  (1) familiarize officers, directors and employees with the Firm's policy and procedures, and

                  (2) when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                           (i) implement measures to prevent dissemination of such information, and

                           (ii) if necessary, restrict officers, directors and employees from trading the securities.

         (b) To detect insider trading, the Compliance Officer will review the trading activity reports filed by each officer, director and employee.


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  C.      DEFINITIONS

For purposes of Sections D-Q of this Code, the following terms have the following meanings:

         1. "ACCESS PERSON" means any officer, general partner, advisory representative, or employee of the Firm or the Clipper Fund.

         2. "ADVISORY REPRESENTATIVE" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm on behalf of a Portfolio or Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a security on behalf of a Portfolio or Fund. This definition includes but is not limited to the following: partner, officer, director, "Investment Personnel", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the Compliance Officer.

         3. "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

         4. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         5. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

         6. "COMPLIANCE OFFICER" is the person responsible for the development of the supervisory procedures for the prevention and detection of insider trading and the reporting and certification requirements set forth in this Code. The Firm's Compliance Officer is its Operations Manager or such other person as may be designated from time to time by the Firm's Board of Directors.

         7. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the


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                  voting securities of any company shall be presumed not to
                  control such company. A natural person shall be presumed not to be a controlled person.

         8. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

         9. "FIRM" means Pacific Financial Research, Inc., an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act, and subject to this Code of Ethics.

         10. "FUND" means any investment vehicle registered under the 1940 Act for which the Firm acts as manager, adviser or sub-adviser.

         11. "INTERESTED PERSON" of another person, when used with respect to a Fund (including the Clipper Fund), means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund;
                  (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund (the "1934 Act"); (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

         12. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

         13. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm on behalf of its clients, including securities analysts and traders; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio.

         14. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

         15. "NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm on behalf of a Portfolio or Fund in connection with his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

         16. "NON-INTERESTED" Director means a director or trustee of the Clipper Fund who is not an "interested person" of the Clipper Fund.

         17.      "PERSON" means a natural person or a company.

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         18.      "PORTFOLIO" means any account, trust or other investment
                  vehicle (except a Fund over which the Firm has investment management discretion.

         19. "PRE-CLEARANCE OFFICER" for pre-clearance of all personal trading transactions is the President of the Firm or one of the other principals of the Firm in his absence.

         20. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

         21. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

         22. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

         23. "SECURITY" has the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Act, except as set forth in the next paragraph. Further, for purposes of this Code, "Security" includes any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act; this definition includes but is not limited to futures contracts on equity indices.

                  "Security" DOES NOT include direct obligations of the Government of the United States or its agencies, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization), repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are shares of any registered open-end investment companies (e.g. open-end mutual funds) other than the Funds, as defined in item 10 of this section. Any question as to whether a particular investment constitutes a "security" should be referred to the Compliance Officer.

D.       PROHIBITED TRANSACTIONS

         No access person or advisory representative shall engage in any act, practice or course of conduct which would violate the provisions of Rule 17j-1 of the 1940 Act or Section 206 of the Advisers Act as set forth above.

         1.       ACCESS PERSONS/INVESTMENT PERSONNEL/PORTFOLIO MANAGER

                  Except as provided in paragraph 2 below, no access person shall:

                  (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                           (1) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or

                           (2) is being purchased or sold by any Portfolio or Fund managed by the Firm.

                  (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds, except for the following:1

--------
1 Portfolios of various registered investment companies other than the Clipper Fund (collectively, the "OldMutual Portfolios") are managed by investment advisers other than the Firm (collectively, the "OldMutual Management Companies") that are subsidiaries of or organizations otherwise affiliated with OldMutual (US) Holdings, Inc. ("OldMutual"). Under the organizational structure of OldMutual, the Firm and the OldMutual Management Companies maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Firm who are defined as "access persons" under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order, for any OldMutual Portfolios. To restrict the flow of investment information related to the Clipper Fund, access persons are prohibited from disclosing pending "buy" or "sell" orders for Clipper Fund to any employees of any OldMutual Management Companies until the order is executed or withdrawn. OldMutual will implement procedures designed to ensure that the same prohibitions apply to disclosure to the Firm by the OldMutual Management Companies.

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                           (1)      to persons providing services to the
                           Portfolios or Funds who have a need to know such information in order to fulfill their obligations to the Portfolios or Funds, such as portfolio managers, administrators, custodians, and the Fund's board of directors; or

                           (2) pursuant to a regulatory request or as otherwise required by law.


                  (c) disclose to other persons the securities held by any Fund, except for the following:

                           (1) to persons providing services to the Fund who
                  have a need to know such information in order to fulfill their obligations to the Fund, such as portfolio managers, administrators, custodians, and the Fund's board of directors;

                           (2) in connection with periodic reports that are
                  available to Fund shareholders and the public;

                           (3) to mutual fund rating or statistical agencies or
                  persons performing similar functions who have signed a confidentiality agreement with the Fund;

                           (4) pursuant to a regulatory request or as otherwise
                  required by law; or

                           (5) to persons approved in writing by the Compliance
                  Officer.

                  (d) accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

                  (e) acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without prior written approval of the Pre-Clearance Officer. The Compliance Officer must maintain a record of any such decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

                           (1) Before granting such approval the Pre-Clearance Officer should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and a Fund or Portfolio. The Pre-Clearance Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Pre-Clearance Officer may consider approving the transaction if the Pre-Clearance Officer can determine that: (i) the investment did not result from directing Fund, Portfolio or Firm business to the underwriter or issuer of the security; (ii) the Investment Personnel are not misappropriating an opportunity that should have been

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                           offered to the Fund or Portfolio; and (iii) an
                           Investment Personnel's investment decisions for the Fund or Portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of Fund or Portfolio.

                           (2) Any person authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a Fund's or Portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a Fund's or Portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

                  (f) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s).

                           (1) The Compliance Officer may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Funds or Portfolios. The Compliance Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Compliance Officer may consider granting an exception to this prohibition if the securities involved in the transaction (i) are not being CONSIDERED for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status, (ii) are not being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities, or (iii) are being sold solely to generate losses for income tax purposes.

                           (2) In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the Compliance Officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics. The Compliance Officer shall retain a record of exceptions granted and the reasons supporting the decision.

                  (g) serve on the Board of Directors of any publicly traded company without prior authorization of the Compliance Officer. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the Compliance Officer.

                  (h) buy or sell a security within two (2) business days before or two (2) business days after any client, Portfolio or Fund advised by the Firm trades in that security. This prohibition does not apply to transactions in shares of a Fund. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate Portfolio or Fund.

                  (i) engage in short-term market timing activities with respect to the Funds or any other open-end mutual


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                           funds, either directly or through investment in any
                           private investment company engaged in such activities. Although such activities with respect to the Funds are in effect prohibited by paragraph (f) above, in view of the Firm's prominent participation in the mutual fund industry they are not appropriate with respect to any other mutual funds.

         2.       NON-INTERESTED DIRECTORS OF CLIPPER FUND

         The provisions of subparagraphs (d), (e), (g) and (h) or paragraph 1 of this section D shall not apply to the Non-Interested Directors of Clipper Fund. The provisions of subparagraph (f) shall apply to the Non-Interested Directors of the Clipper Fund only with respect to shares of the Clipper Fund

E.       EXEMPTED TRANSACTIONS

         1.       CASE BY CASE EXEMPTIONS

         Transactions described above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Rule 17j-1 under the 1940 Act and Section 206 of the Advisers Act may be permitted within the discretion of the Pre-Clearance Officer on a case-by-case basis. Such exempted transactions may include:

                  (a) purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

                  (b) purchases or sales of securities of companies with a market capitalization in excess of $1 billion.

                  (c) purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code as:

                           (1) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

                           (2) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

                           (3) any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and if the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

                  (d) Securities transactions over which the access person, Fund and/or Portfolio has no influence or control.

                  (e) purchases or sales of securities within two (2) business days before or after any client, Portfolio or Fund advised by the Firm trades in such securities, if the Pre-Clearance Officer determines that the trade by the client, Portfolio or Fund resulted from (i) the unscheduled need to rebalance its account because of unanticipated additions to or withdrawals from the account and not as a result of block trades, or (ii) an unanticipated significant change in the market price of the security.


         2.       AUTOMATIC EXEMPTIONS

         Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:

                  (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

                  (b) purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

                  (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

                  (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         Pre-clearance is not required for instruments and obligations not included in the definition of "securities" on page 6.

F.       COMPLIANCE PROCEDURES

         With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through a Pre-Clearance Officer and report to the Compliance Officers:

         1.       PRE-CLEARANCE PROCEDURES

                  All access persons (other than the non-interested Directors who are not required to preclear transactions) must receive prior written approval from the Firm's Pre-Clearance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account in which such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (EXHIBIT E) to the Pre-Clearance Officer.

                  Pre-clearance approval will expire at the close of business on the trading date thirty (30) business days after the date on which authorization is received. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate Pre-Clearance Officer prior to executing the pre-cleared transaction. Exempted transactions, identified in Section C above, do not expire once pre-clearance is approved.

                  The access person shall transmit a copy of the approved Pre-Clearance Form to the Compliance Officer with his or her report regarding the execution of the transaction.

         2.       TRANSACTION BY PRE-CLEARANCE OFFICERS

                  A Pre-Clearance Officer shall not pre-clear or approve any transactions in which he or she has a beneficial interest, but rather shall seek pre-clearance or approval of such transaction by another Pre-Clearance Officer.

G.       DISCLOSURE OF PERSONAL HOLDINGS

         1.       INITIAL DISCLOSURE REQUIREMENTS

         All access persons (other than the non-interested Directors to whom this section does not apply) shall disclose to the Compliance Officer:

                  (a) All personal securities holdings (including securities acquired before the person became an access person) within ten (10) calendar days after commencement of his or her employment by the Firm; and

                  (b) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person.

                  Disclosure is not required for instruments and obligations not included in the definition of "securities" on page 6.

         2.       CERTIFICATION REQUIREMENTS

                  In addition to reporting securities holdings, every access person shall certify in his or her initial report that:

                  (a) he or she has received, read and understands the Code of Ethics and recognizes that he or she is subject thereto; and

                  (b) he or she has no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between his or her transactions and securities held or to be acquired by a Fund or a Portfolio.

                  This initial report shall be made on the form attached as Initial Report of Access Person (EXHIBIT A) and shall be delivered to the Compliance Officer.

H.       QUARTERLY REPORTING REQUIREMENTS

         1.       DISCLOSURE OF TRANSACTIONS

                  All access persons shall disclose to the Compliance Officer all personal securities transactions conducted during each calendar quarter, within ten (10) calendar days after quarter end. Disclosure is not required for instruments and obligations not included in the definition of "securities" on page 6. Non-interested Directors are not required to make any quarterly reports except where such Director knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Fund should have known, that during the 15 day period immediately preceding or after the date of the transaction in a security by the Director, such security was purchased or sold by the Fund or such purchase or sale by the Fund is being or was considered by the Fund.

                  In addition to reporting securities holdings, every access person required to make a report shall also provide a duplicate copy of the broker-dealer confirmation of each disclosable transaction, which shall disclose quarterly:

                  (a) the date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

                  (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); and

                  (c) the name of the broker, dealer or bank with or through whom the transaction was effected.

         2.       DISCLOSURE OF ACCOUNTS

                  In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person making a report must provide:

                  (a) the name of the broker, dealer or bank with whom the access person established the account;

                  (b)      the date the account was established; and

                  (c) the date the report is submitted by the access person.

         3.       FORM OF REPORT

                  This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the Compliance Officer. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

I.       ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

         1.       ANNUAL CERTIFICATION BY ACCESS PERSONS

                  All access persons (except non-interested Directors to whom this paragraph 1 does not apply) shall disclose to the Compliance Officer all personal securities holdings as of the calendar year ended within thirty (30) calendar days after year end. Disclosure is not required for instruments and obligations not included in the definition of "securities" on page 6.

                  In addition to reporting securities holdings, every access person shall certify annually that:

                  (a) he or she has read and understands the Code and recognizes that he or she is subject thereto;

                  (b) he or she has complied with the requirements of the Code, and has reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

                  (c) he or she has not disclosed pending "buy" or "sell" orders for a Portfolio or Fund or the securities held by any Fund to any employees of any other Old Mutual Management Company or any other person to whom disclosure is not permitted by the Code of Ethics, and

                  (d) he or she has no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between his or her transactions and securities held or to be acquired by a Fund or Portfolio.

                  This annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the Compliance Officer.

         2.       ANNUAL CERTIFICATION BY NON-INTERESTED DIRECTORS

                  Non-interested Directors of the Clipper Fund are required to make the following certification annually to the Compliance Officer:

                  (a) he or she has read and understands the Code of Ethics for the Clipper Fund and recognizes that he or she is subject to limited provisions of the Code.

                  (b) During the year ended December 31, 200__, he or she has complied with the requirements of the Code as they apply to non-interested Directors, and has reported all securities transactions required to be reported by him or her pursuant to the Code.

J.       REPORTS TO COMPLIANCE OFFICER

                  The Compliance Officer shall certify to each Fund each quarter that, as of the prior quarter end:

                  (a) the Compliance Officer has collected all documentation required by the Code and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

                  (b) there have been no violations to the Fund's Code or if there have been violations of the Fund's Code, the violation has been documented and reported; and

                  (c) the Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer, to review transactions and reports filed by access persons under the Code, and has adopted procedures reasonably necessary to prevent access persons from violating the Code.

                  Each quarter the Compliance Officer of the Firm shall also provide to each Fund a list of access persons who are subject to the Fund's Code and the name of the Pre-Clearance Officers and Compliance Officers responsible for pre-clearing and reviewing personal securities transactions.

K.       GENERAL REPORTING REQUIREMENTS

                  The Compliance Officer shall notify each access person that he or she is subject to this Code and the reporting requirements contained herein, and shall deliver a copy of this Code to each such person when he or she becomes an access person, and thereafter upon request.

                  Reports submitted pursuant to this Code shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

L.       EXCESSIVE TRADING

                  The Firm and the Clipper Fund understand that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Compliance Officer, the compliance officer of a Fund, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund or Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code, such personal transactions may not be approved or may be limited by the Compliance Officer.

M.       CONFLICTS OF INTEREST

                  Every access person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between his or her transactions and securities held or to be acquired by any Portfolio or Fund. Such notification shall occur in the pre-clearance process. The Compliance Officer shall notify the compliance officer of a Fund of any personal conflict of interest relationship which may involve the Fund.

N.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

         The Compliance Officer shall promptly report to each Fund and the Board of Directors of such Fund all violations of this Code and the reporting requirements thereunder with respect to the Firm or such Fund.

         When the Compliance Officer finds that a transaction otherwise reportable to a Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a) of the 1940 Act, he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors of the appropriate Fund.

O.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

         The Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors of the Firm and the Funds. Such annual report shall:

         (a) summarize existing procedures of the Firm (and in the case of the Clipper Fund, the Clipper Fund) concerning personal investing and any changes in the procedures made during the past year;

         (b) identify any violations of the Code of Ethics of the Firm (and in the case of Clipper Fund, the Clipper Fund) requiring significant remedial action during the past year;

         (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience, evolving industry practices or developments in applicable laws or regulations; and

         (d) confirm that the Firm and, with respect to the Clipper Fund, the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

P.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund, as the case may be, may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

Q.       RETENTION OF RECORDS

         The Firm shall maintain the following records as required under Rule 17j-1:

         (a) a copy of the Code and any amendments thereto in effect within the most recent five years;

         (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the Compliance Officer;

         (c) a copy of each report made by an access person hereunder and submitted to the Firm's Compliance Officer for a period of five years from the end of the fiscal year in which it was made;

         (d) each memorandum made by the Compliance Officer hereunder, for a period of five years from the end of the fiscal year in which it was made;

         (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

         (f) a copy of every report provided to the Firm's Board of Directors, the Clipper Fund's Board of Directors, or a Fund's compliance officer which describes any issues arising under the Code and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code.


APPROVED BY MANAGEMENT: June 8, 2000.
APPROVED BY CLIPPER FUND: July 12, 2000
AMENDED: March 26, 2004

                                                                       EXHIBIT A
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Pacific Financial Research, Inc. (the "Firm") and the Clipper Fund, Inc.; (ii) I have read and understand the Code;
         (iii) and I recognize that I am subject to the Code as an "access person" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT INSTRUMENTS AND OBLIGATIONS NOT INCLUDED IN THE CODE'S DEFINITION OF "SECURITIES." PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

========================================================================================================================

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

========================================================================================================================

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

Signature:  _____________________________          Signature: __________________
            Access Person                                     Compliance Officer
     Name:  _____________________________               Name: MICHAEL KROMM
                                                              ------------------

     Date:  ____________________________________        Date:  _________________
            (First date of access person status)

                                                                       EXHIBIT B
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics (the "Code") for Pacific Financial Research, Inc. (the "Firm") and Clipper Fund, Inc. and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any person except as permitted by the Code.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT INSTRUMENTS AND OBLIGATIONS NOT INCLUDED IN THE CODE'S DEFINITION OF "SECURITIES." PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

========================================================================================================================

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

========================================================================================================================

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

Signature:  _____________________________          Signature: __________________
            Access Person                                     Compliance Officer
     Name:  _____________________________               Name: MICHAEL KROMM
                                                              ------------------

     Date:  _______________________________             Date:  _________________
            (No later than 30 calendar days
             after year-end)

                                                                       EXHIBIT B
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.

                                 CODE OF ETHICS
                                 ADDENDUM TO THE
                         ANNUAL REPORT OF ACCESS PERSON

========================================================================================================================

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

========================================================================================================================

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

Signature:  _____________________________          Signature: __________________
            Access Person                                     Compliance Officer
     Name:  _____________________________               Name: MICHAEL KROMM
                                                              ------------------

     Date:  _______________________________             Date:  _________________
            (No later than 30 calendar days
             after year-end)

                                                                       EXHIBIT C
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). YOU DO NOT NEED TO REPORT TRANSACTIONS IN INSTRUMENTS AND OBLIGATIONS NOT INCLUDED IN THE CODE OF ETHICS' DEFINITION OF "SECURITIES." PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

==========================================================================================================================

         SECURITY           DATE OF     NO. OF       PRICE PER     PRINCIPAL         NATURE OF        BROKER, DEALER OR
    (include interest        TRADE      SHARES         SHARE        AMOUNT          TRANSACTION       BANK THROUGH WHOM
    rate and maturity                                                            (Purchase, Sale,          EFFECTED
   date, if applicable)                                                               Other)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

==========================================================================================================================

   BROKER, DEALER OR BANK THROUGH WHOM   BENEFICIAL OWNER OF            ACCOUNT NUMBER              DATE ACCOUNT OPENED
                EFFECTED                       ACCOUNT
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

Signature:  _____________________________          Signature: __________________
            Access Person                                     Compliance Officer
     Name:  _____________________________               Name: MICHAEL KROMM
                                                              ------------------

     Date:  _______________________________             Date:  _________________
            (no later than 10 calendar days
             after calendar quarter-end)

                                                                       EXHIBIT C
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS
     ADDENDUM TO THE SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER
                                ENDED:_________

========================================================================================================================

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

==========================================================================================================================

   BROKER, DEALER OR BANK THROUGH WHOM   BENEFICIAL OWNER OF            ACCOUNT NUMBER              DATE ACCOUNT OPENED
                EFFECTED                       ACCOUNT
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

Signature:  _____________________________          Signature: __________________
            Access Person                                     Compliance Officer
     Name:  _____________________________               Name: MICHAEL KROMM
                                                              ------------------

     Date:  _______________________________             Date:  _________________
            (no later than 10 calendar days
             after calendar quarter-end)

                                                                       EXHIBIT D
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS

SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF ACCESS PERSONNEL FOR THE SIXTY-DAY PERIOD FROM __________ TO __________ :

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN INSTRUMENTS AND OBLIGATIONS NOT INCLUDED IN THE CODE OF ETHIC'S DEFINITION OF "SECURITIES."

========================================================================================================================


       SECURITY      PROPOSED DATE OF     NO. OF      PRICE PER     PRINCIPAL       NATURE OF          BROKER/DEALER
                           TRADE          SHARES        SHARE        AMOUNT        TRANSACTION        OR BANK THROUGH
                                                    (or proposed                 (Purchase, Sale,      WHOM EFFECTED
                                                       price)                         Other)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as front-running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c) such transactions are in compliance with the Code of Ethics of the Firm.


Date:    ________________                Signature:   __________________________
                                                      Investment Personnel
                                              Name:   __________________________

In accordance with the provisions of Section D(1)(f) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report is: Authorized: [ ] Not Authorized: [ ]

Date:    ________________                Signature:   __________________________
                                                      Compliance Officer
                                              Name:   __________________________

                                                                       EXHIBIT E
                        PACIFIC FINANCIAL RESEARCH, INC.
                               CLIPPER FUND, INC.
                                 CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form
                       (see Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRE-CLEAR TRANSACTIONS IN INSTRUMENTS AND OBLIGATIONS NOT INCLUDED IN THE CODE OF ETHICS' DEFINITION OF "SECURITIES" OR TRANSACTIONS LISTED IN SECTION E OF THE CODE OF ETHICS.

============================================================================================================================
                                                                                           BROKER/            AUTHORIZED
      SECURITY         NO. OF    PRICE PER SHARE PRINCIPAL AMOUNT      NATURE OF            DEALER          BY COMPLIANCE
 (include interest     SHARES     (or proposed                        TRANSACTION      OR BANK THROUGH         OFFICER
 rate and maturity                   price)                        (Purchase, Sale,     WHOM EFFECTED
date, if applicable)                                                    Other)
                                                                                                             YES       NO
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Would any proposed transaction described above involve the purchase and sale, or sale and purchase, within sixty (60) days in the same or equivalent security?
Yes: [ ] No: [ ]
If yes, the access person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for pre-approval.
Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes: [ ] No: [ ]
If yes, the Compliance Officer should prepare a memorandum describing the reasons for pre-approving the transaction pursuant to Section D(1)(f) of the Code.
Is any proposed transaction described above an exempt transaction under this Code? Yes: [ ] No: [ ]
If yes, the access person must identify the kind of exempt transaction it is by circling or otherwise high-lighting one or more of the exempt transaction categories listed on the reverse side of this form.

   Signature:   ________________________      Signature:   _____________________
                Access Person                              Pre-Clearance Officer
        Name:   ________________________           Name:   _____________________

        Date:   ________________________*          Date:  ______________________


*  This pre-clearance will expire at the close of business on the thirtieth
   (30th) trading day after pre-clearance was approved, except for exempted transactions whose pre-clearance does not expire. The access person is required to obtain additional pre-clearance if the trade is not completed before the authority expires.

EXEMPTED TRANSACTIONS

CASE BY CASE EXEMPTIONS

Transactions described above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Rule 17j-1 under the 1940 Act and Section 206 of the Advisers Act may be permitted within the discretion of the Pre-Clearance Officer on a case-by-case basis. Such exempted transactions may include:

[ ] purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

[ ] purchases or sales of securities of companies with a market capitalization in excess of $1 billion.

[ ] purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code as:

    [ ] up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

    [ ] up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

    [ ] any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and if the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

[ ] Securities transactions over which the access person, Fund and/or
    Portfolio has no influence or control.

[ ] purchases or sales of securities within two (2) business days before or after any client, Portfolio or Fund advised by the Firm trades in such securities, if the Pre-Clearance Officer determines that the trade by the client, Portfolio or Fund resulted from (i) the unscheduled need to rebalance its account because of unanticipated additions to or withdrawals from the account and not as a result of block trades, or (ii) an unanticipated significant change in the market price of the security.

AUTOMATIC EXEMPTIONS

Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:

[ ] purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

[ ] purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

[ ] purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

[ ] securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Pre-clearance is not required for instruments and obligations not included in the definition of "securities" on page 6 of the Code of Ethics. I.e., "Security" DOES NOT include direct obligations of the Government of the United States or its agencies, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization), repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are shares of any registered open-end investment companies (e.g. open-end mutual funds) other than the Funds, as defined in item 10 on page 5 of the Code of Ethics. Any question as to whether a particular investment constitutes a "security" should be referred to the Compliance Officer.

                                      E-2